Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the shares of Class A Common Stock of AMC Entertainment Holdings, Inc., and that this Joint Filing Agreement be included as an Exhibit to such joint filing.

Each of the undersigned acknowledges that each shall be responsible for the timely filing of any statement (including amendments) on Schedule 13G, and for the completeness and accuracy of the information concerning him or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making such filings, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: December 7, 2016

MONTEREY CAPITAL III S.À R.L.

By:	/s/ Gérard Maîtrejean
	Name:	Gérard Maîtrejean
	Title:	Director

TERRA FIRMA HOLDINGS LIMITED

By:	/s/ Glen Broadhurst
	Name:	Glen Broadhurst
	Title:	Director

GUY HANDS

/s/ Guy Hands